Exhibit 99.1

FOR IMMEDIATE RELEASE

SAEXPLORATION CLOSES ISSUANCE OF 6.00% SENIOR SECURED CONVERTIBLE NOTES DUE 2023 AND PROVIDES UPDATE ON CAPITAL STRUCTURE AND LIQUIDITY

September 26, 2018 – Houston, TX – SAExploration Holdings, Inc. (NASDAQ: SAEX, OTCQB: SXPLW), or SAE, today announced that it has issued $60 million aggregate principal amount of 6.00% Senior Secured Convertible Notes due 2023 (the “Notes”) in a private offering. The Notes are convertible into shares of SAE’s common stock at an initial conversion price of $5.75 per share, subject to customary antidilution adjustments (or warrants to acquire an equal number of shares of common stock at an exercise price of $0.0001 per share, subject to customary antidilution adjustments).

SAE intends to use the net proceeds from the Notes offering to pay off its acquisition credit facility of approximately $24 million in aggregate principal amount of borrowings, which it had entered into in connection with its recent acquisition of substantially all of the assets of Geokinetics, Inc., to fully pay down its $30 million ABL credit facility before immediately redrawing $15 million, and for general corporate purposes, including fees and expenses.

Jeff Hastings, Chairman and CEO of SAE, commented, “The issuance of our new senior secured convertible notes is the final step in a long series of strategic transactions that began earlier this year to realign our entire capital structure and ensure longevity. Beginning with our exchange offer early in the year and including the upsizing of our credit facility and the issuance of our new convertible notes, we have created a path to significant deleveraging of our balance sheet and enhanced our available liquidity. Along the way, we also capitalized on a meaningful strategic opportunity to increase market share, improve operating margins, and expand our service offering through the acquisition of Geokinetics’ assets. With lower interest expense, more available liquidity, new equipment, access to new markets and customers, and a portfolio of patent-protected technologies, we believe SAE is positioned to achieve meaningful success. With the support of our senior lenders, we are very excited and eager to apply all of the hard work and effort we have collectively put into reshaping the company for the future.”

The Notes, warrants and any shares of common stock issuable upon conversion of the Notes or exercise of the warrants have not been registered under the Securities Act of 1933, as amended, or under any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This announcement is neither an offer to sell nor a solicitation to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction.

Safety. Acquisition. Experience	saexploration.com

Capital Structure and Liquidity Update

As of the closing date of the Notes issuance, after giving effect to the payoff of the Company’s acquisition credit facility, the pay down of its ABL credit facility and the payment of related fees and offering expenses, the Company’s estimated available liquidity and capital structure included the following:

(in millions, except share counts)
Est. Net Cash Proceeds from Notes	$4.4
Est. Net Cash Proceeds from Credit Facility	15.0

Total Est. Net Cash Proceeds	19.4
Plus: Remaining Availability Under Credit Facility (1)	15.0

Total Est. Available Liquidity (2)	$34.4
Principal Amount Outstanding Under:
Credit Facility	$15.0
Senior Loan Facility	29.0
Senior Secured Convertible Notes due 2023	60.0
Second Lien Notes due 2019	7.0

Total Debt Outstanding	$111.0
Total Est. Net Debt, including Est. Available Liquidity	$76.6
Share Count (adjusted for the reverse stock split)
Current Shares Outstanding, net	1,747,990
Est. Shares Issuable Upon Exercise of Warrants	5,742,364
Est. Shares Issuable Upon Conversion of Notes	10,434,783
Shares Subject to Unvested MIP Awards	258,917

Total Shares Currently Outstanding or Issuable (3)	18,184,054

(1)	$8.0 million of remaining availability under Credit Facility is subject to consent of lenders
(2)	Does not include any potential impact from monetization of Alaskan tax credits
(3)	Does not include any shares reserved under the 2018 LTI Plan that are not subject to outstanding awards

SAE has not yet finalized its financial results for its third quarter ended September 30, 2018, which is not yet complete. SAE’s independent registered public accounting firm has not reviewed SAE’s results for its third quarter of these estimates. SAE’s actual third quarter results may differ materially from these September 26, 2018 estimates due to the completion of its financial closing procedures, final adjustments and other developments that may arise between now and the time the financial results for SAE’s third quarter are finalized. While these estimates are based upon assumptions SAE believes to be reasonable, it includes information that is subject to further review and verification.

Safety. Acquisition. Experience	saexploration.com

About SAExploration Holdings, Inc.

SAE is an internationally-focused oilfield services company offering a full range of vertically-integrated seismic data acquisition and logistical support services in remote and complex environments throughout Alaska, Canada, South America, Southeast Asia and West Africa. In addition to the acquisition of 2D, 3D, time-lapse 4D and multi-component seismic data on land, in transition zones and offshore in depths reaching 3,000 meters, SAE offers a full suite of logistical support and data processing services, such as program design, planning and permitting, camp services and infrastructure, surveying, drilling, environmental assessment and reclamation and community relations. SAE operates crews around the world, performing major projects for its blue-chip customer base, which includes major integrated oil companies, national oil companies and large independent oil and gas exploration companies. Operations are supported through a multi-national presence in Houston, Alaska, Canada, Peru, Colombia, Bolivia, Australia and Malaysia. For more information, please visit SAE’s website at www.saexploration.com.

The information in SAE’s website is not, and shall not be deemed to be, a part of this notice or incorporated in filings SAE makes with the Securities and Exchange Commission.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the U.S. federal securities laws with respect to SAE. These statements can be identified by the use of words or phrases such as “expects,” “estimates,” “projects,” “budgets,” “forecasts,” “anticipates,” “intends,” “plans,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions. These forward-looking statements include statements regarding SAE’s expectations or beliefs concerning future periods and possible future events and the Company’s estimated available liquidity and capital structure. These statements are subject to significant known and unknown risks and uncertainties that could cause actual results to differ materially from those stated in, and implied by, this press release. Risks and uncertainties that could cause actual results to vary materially from SAE’s expectations are described under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in SAE’s filings with the Securities and Exchange Commission, and also include developments that may arise between now and the time the financial results for SAE’s third quarter are finalized and the results of SAE’s financial closing procedures for the third quarter of fiscal year 2018. Except as required by applicable law, SAE is not under any obligation to, and expressly disclaims any obligation to, update or alter its forward looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

Contact

SAExploration Holdings, Inc.

Ryan Abney

Vice President, Finance

(281) 258-4400

rabney@saexploration.com

Safety. Acquisition. Experience	saexploration.com